Exhibit 10.13

Amendment No. 2

To

Commercial Cooperation Agreement

This Amendment No. 2 to Commercial Cooperation Agreement (this “Amendment”) is made as of September 21, 2023, by and among Delta Air Lines, Inc. a Delaware corporation (“Delta”), Wheels Up Partners LLC, a Delaware limited liability company (“WUP”) and Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUPH” and together with WUP and their Affiliates, “Wheels Up”).

Recitals

Whereas, Delta, WUP and WUPH are parties to that certain Commercial Cooperation Agreement, dated as of January 17, 2020 (as amended from time to time, and including that certain letter agreement for a Corporate Customer Discount Program dated May 23, 2023, the “Agreement”); and

Whereas, Delta, WUP and WUPH desire to amend certain provisions of the Agreement on the terms set forth herein;

Now Therefore, in consideration of the foregoing recitals and the mutual agreements contained herein, Delta, WUP and WUPH, intending to be legally bound hereby, agree as follows:

1.1         Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. References in the Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Agreement as amended by this Amendment.

1.2         Section 4.1 Amendment.      Section 4.1 of the Agreement is hereby amended and restated by deleting such section in its entirety and inserting the following in lieu thereof:

4.1 Term. Except as otherwise provided herein, the term of this Agreement shall commence on the Effective Date and continue in effect for an initial term through and including September 20, 2029 (the “Initial Term”), unless earlier terminated in accordance with this Agreement. Thereafter, this Agreement shall automatically renew for two (2) successive three (3) year renewal terms (each a “Renewal Term”), unless any Party gives written notice to the other Parties of its intent not to renew at least one (1) year prior to the expiration of the then current Initial Term or Renewal Term. The Initial Term and any Renewal Term, as applicable, are collectively referred to as the “Term.”

1.3         Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment. Sections 10.1, 10.2, 10.3, 10.5, 10.8, 10.9, 10.10, 10.12 and 10.13 of the Agreement are incorporated herein by reference as though set forth herein, except that references to the Agreement therein shall be deemed to refer to this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. This Amendment, together with the Agreement as amended hereby, shall supersede and replace any prior agreement between the parties relating to the subject matter hereof.

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In Witness Whereof, the parties have executed this Amendment as of the date first above written.

DELTA AIR LINES, INC.

By:	/s/ Kenneth Morge
Name:	Kenneth Morge
Title:	Senior V.P. & Treasurer

WHEELS UP PARTNERS LLC

By:	/s/ Todd Smith
Name:	Todd Smith
Title:	Chief Financial Officer

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Todd Smith
Name:	Todd Smith
Title:	Chief Financial Officer

Signature Page to Commercial Cooperation Agreement Amendment No. 2